Exhibit 10.2

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “1933 ACT”).

MPHASE TECHNOLOGIES, INC.

8% CONVERTIBLE REDEEMABLE PROMISSORY NOTE

$99,225.00	Issue Date: August 19, 2020
Maturity Date: August 19, 2021

FOR VALUE RECEIVED, mPhase Technologies, Inc., a New Jersey corporation (the “Company”), hereby promises to pay to the order of [___] and its authorized successors and permitted assigns (“Holder”), the aggregate principal face amount of Ninety-Nine Thousand Two Hundred Twenty-Five U.S. Dollars and Zero Cents ($99,225.00) (the “Principal Amount”) on August 19, 2021 (“Maturity Date”). The Company will pay interest on the Principal Amount outstanding at the rate of eight percent (8%) per annum, which will commence on August 19, 2020 (the “Issue Date”). The Company acknowledges that this Note was issued with a Four Thousand Seven Hundred Twenty-Five U.S. Dollars and Zero Cents ($4,725.00) original issue discount (“OID”) such that the issuance price was Ninety-Four Thousand, Five Hundred U.S. Dollars and Zero Cents ($94,500.00). The interest will be paid to the Holder in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note. The principal of, and interest on, this Note are payable at [___], initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company shall pay the aggregate unpaid Principal Amount and accrued and payable interest under this Note on or before the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding Principal Amount and accrued and payable interest under this Note and shall satisfy and discharge the liability for amounts owing under this Note to the extent of the sum represented by such check or wire transfer.

This Note is subject to the following additional provisions:

1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

2. Under all applicable laws, the Company shall be entitled to withhold any amounts from all payments it is entitled to.

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3. This Note may only be transferred or exchanged in compliance with the Securities Act of 1933, as amended (“Securities Act”) and any applicable state securities laws. All attempts transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted (“Notice of Conversion”) in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Con- version Date.

4. (a) The Holder of this Note has the option, beginning on the issuance date of this Note, to convert all or any amount of the unpaid Principal Amount and accrued and unpaid interest under this Note then outstanding into shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company at a price (“Conversion Price”) for each share of Common Stock equal to forty percent (40%) discount of the lowest closing price of the Common Stock as reported on the interdealer quotation system or exchange on which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future (“Exchange”), for the twenty (20) prior trading days, including the day upon which a Notice of Conversion is received by the Company (provided such Notice of Conversion is delivered by fax or other electronic method of communication to the Company after 4 P.M. Eastern Standard or Daylight Savings Time if the Holder wishes to include the same day closing price). The Company shall deliver the shares of Common Stock to the Holder within three (3) business days of receipt by the Company of the Notice of Conversion and the Holder may rescind such Notice of Conversion if such shares of Common Stock have not been delivered within three (3) business days. The Holder shall surrender this Note to the Company upon receipt of the shares of Common Stock, executed by the Holder. This will make clear the Holder’s intention to convert this Note or a specified portion hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. The number of issuable shares of Common Stock will be rounded up to the nearest whole share, and no fractional shares or scrip representing fractions of shares will be issued on conversion. In the event the Company experiences a DTC “Chill” on its shares, the Conversion Price discount shall be increased to 55% while that “Chill” is in effect. Notwithstanding anything to the contrary contained in the Note (except as set forth below in this Section), the Note shall not be convertible by Holder, and Company shall not affect any conversion of the Note or otherwise issue any shares of Common Stock to the extent (but only to the extent) that Holder together with any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the outstanding shares of Common Stock (which maybe increased up to 9.99% upon sixty (60) days’ prior written notice by the Holder to the Company). To the extent the foregoing limitation applies, the determination of whether a Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to Company for conversion, exercise or exchange (as the case may be). No prior inability to convert a Note, or to issue shares of Common Stock, pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of convertibility. For purposes of this Section, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. The provisions of this Section shall be implemented in a manner otherwise than in strict conformity with the terms of this Section to correct this Section (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section shall apply to a successor holder of this Note and shall be unconditional, irrevocable and non-waivable. For any reason at any time, upon the written or oral request of Holder, Company shall within one (1) business day confirm orally and in writing to Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note.

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(b) During the first six (6) months after the Issue Date, the Company may redeem this Note by paying to the Holder an amount as follows: (i) if within the first 60 days of the Issue Date, then an amount equal to 110% of the Principal Amount and accrued interest thereon; (ii) if on or after the 61st day but before the 90th day after the Issue Date, then 120% of the Principal Amount and accrued interest thereon; (iii) if on or after the 91st day after the Issue Date until the 120th day after the Issue Date, then 130% of the Principal Amount and accrued interest thereon; (iv) if on or after the 121st day after the Issue Date until the 180th day after the Issue Date, then 140% of the Principal Amount and accrued interest thereon. This Note may not be redeemed after 180 days of the Issue Date. The redemption must be closed and paid for within three (3) business days of the Company sending the redemption demand or the redemption will be invalid and the Company may not redeem this Note. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

(c) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a “Sale Event”), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price.

(d) In case of any Sale Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not redeemed or converted, the Company shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The foregoing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

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5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8. While this Note is outstanding and to the extent the Company grants any other party a convertible debt security with more favorable investment terms, which will include but not be limited to, interest rate, original issue discount, conversion discount or look-back period. The terms of the Note shall automatically adjust to match those more favorable terms.

9. If one or more of the following described “Events of Default” shall occur:

(a) The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or

(b) Intentionally blank

(c) Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the Securities Purchase Agreement under which this note was issued shall be false or misleading in any respect; or

(d) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or

(e) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (v) file a petition for relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

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(f) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(g) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(h) One or more money judgments, writs or warrants of attachment, or similar process, in excess of one hundred thousand dollars ($100,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(i) The Company shall have defaulted on or breached any term of any other note of similar debt instrument into which the Company has entered with Holder and failed to cure such default within the appropriate grace period; or

(j) The Company shall have its Common Stock delisted from an exchange (including the OTC Markets’ interdealer quotation system) or, if the Common Stock trades on an exchange, then trading in the Common Stock shall be suspended for more than ten (10) consecutive days; or

(k) If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the Board; or

(l) The Company shall not deliver to the Holder the Common Stock pursuant to Section 4 herein without restrictive legend within three (3) business days of its receipt of a Notice of Conversion; or

(m) The Company shall not be “current” in its filings with the Securities and Exchange Commission; or

(n) The Company shall lose the “bid” price for its stock in a market (including the OTCQB marketplace or other exchange); or

(o) A conversion of this Note is delayed due to a balance owed by the Company to its Transfer Agent; or

(p) The Company shall (1) not replenish the reserve set forth in Section 14, within 3 business days of the request of the Holder, (2) change Transfer Agents without providing notice and an updated and signed Transfer Agent Letter within 5 business days of the change.

(q) Following any Event of Default, the Conversion Price discount shall be permanently increased an additional five percent (5%); or

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Then, or at any time thereafter, unless cured within five (5) days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 24% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of Section 9(l) the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day. The penalty for a breach of Section 9(n) shall be an increase of the outstanding principal amounts by 20%. In case of a breach of Section 9(j), (k), (l) or (m) the outstanding Principal Amount under this Note shall increase by 50%. If this Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

At the Holder’s election, if the Company fails for any reason to deliver to the Holder the Conversion Shares by the by the 3rd business day following the delivery of a Notice of Conversion to the Company and if the Holder incurs a Failure to Deliver Loss, then at any time the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Company must make the Holder whole as follows:

Failure to Deliver Loss = [(High trade price at any time on or after the day of exercise) x (Number of conversion shares)]

The Company must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

10. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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11. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

12. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

13. The Company represents that it is not a “shell company” (as defined in Rule 405 of the Securities Act and Rule 12b-2 under the Exchange Act) and has never been a “shell company” (including its predecessors) or that if it or its predecessors(s) previously has been a “shell company” that at least twelve (12) months have passed since the Company has reported “Form 10” type information indicating it is no longer a “shell company.” Further, the Company will instruct its counsel to either (i) write a Rule 144 opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder’s counsel.

14. The Company shall reserve 18,298,736 shares of Common Stock for conversions under this Note (the “Share Reserve”). The Holder shall have the right to periodically request that the number of Reserved Shares be increased so that the number of Reserved Shares equals no fewer than 300% of the number of shares of Company Common Stock issuable upon conversion of the Note. The Company shall pay all costs associated with issuing and delivering the shares. At all times, the reserve shall be maintained with the Transfer Agent at three (3) times the amount of shares required if the Note would be fully converted.

15. The Company will give the Holder direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations, etc. This notice shall be given to the Holder as soon as possible under law.

16. This Note shall be governed by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

MPHASE TECHNOLOGIES, INC.

Dated: 8/19/20	By:
	Name:	Anshu Bhatnagar
	Title:	Chief Executive Officer

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $_________________ of the above Note into __________ shares of Common Stock (the “Shares”) of MPhase Technologies, Inc. according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion: ______________________________________________________________

Applicable Conversion Price: ____________________________________________________

Signature: ______________________________________________________________________

[Print Name of Holder and Title of Signer]

Address: _______________________________________________________________________

______________________________________________________________________

SSN or EIN: ___________________________

Shares are to be registered in the following name: _____________________________________________

Name:_________________________________________________________________________

Address:_______________________________________________________________________

Tel: ___________________________________________

Fax:___________________________________________

SSN or EIN: ____________________________________

Shares are to be sent or delivered to the following account:

Account Name: _____________________________________________________________________

Address: __________________________________________________________________________

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